Exhibit 10.56

THIS DOCUMENT PREPARED BY

AND RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

R. Christian Brose

201 N. Tryon Street, Ste 3000

Charlotte, NC 28202

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES

dated as of March 31, 2011

by

Dallas Clean Energy McCommas Bluff, LLC,

a Delaware limited liability company,
as Grantor

to

Peter S. Graf,
the Trustee

for the benefit of

The Bank of New York Mellon Trust Company, N.A., a national banking association

Property:

Leasehold estate concerning approximately 1.9976 acres

located at the McComass Bluff Landfill,

Dallas, Texas

[Collateral includes Fixtures]

LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND
ASSIGNMENT OF RENTS AND LEASES

THIS LEASEHOLD DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (“Deed of Trust”), made and entered into as of March 31, 2011, by Dallas Clean Energy McCommas Bluff, LLC, a Delaware limited liability company, whose address is 624 S. Grand Avenue, Suite 2420, Los Angeles, California 90017-3325 (“Grantor”), in favor of Peter S. Graf, whose address is 2626 Howell Street, 10th Floor, Dallas, Texas  75204-4064 (“Trustee,” said term referring always to the named Trustee and his successors in trust), for the use and benefit of The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Bond Trustee”), under that certain Trust Indenture, dated as of January 1, 2011 (as further amended, restated, modified, or otherwise supplemented from time to time, the “Indenture”), by and between the Bond Trustee and Mission Economic Development Corporation (the “Issuer”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, the Issuer has issued its $40,200,000 Solid Waste Disposal Revenue Bonds (Dallas Clean Energy McCommas Bluff, LLC Project) Series 2011 (the “Bonds”), to assist in financing the cost of the acquisition, construction, improvement and installation of certain solid waste disposal facilities being developed by the Grantor (the “Project”), and to pay certain other items relating to the Bonds;

WHEREAS, the Issuer will loan the proceeds derived from the sale of the Bonds to the Grantor pursuant to a Loan Agreement dated as of January 1, 2011 (the “Loan Agreement”) under which the Grantor is required to make loan payments sufficient to pay when due the principal of, premium, if any, and interest on the Bonds and related expenses; and

WHEREAS, the Grantor’s repayment obligations under the Loan Agreement will be evidenced by a promissory note dated the date of issuance of the Bonds (the “Note”), from the Grantor to the Issuer and assigned to the Bond Trustee pursuant to the Indenture, and secured by this Deed of Trust;

NOW, THEREFORE, THIS DEED OF TRUST FURTHER WITNESSETH:

That for and in consideration of the indebtedness and other obligations of Grantor hereinafter set forth, and the trust herein created, Grantor does. hereby irrevocably CONVEY WARRANT, GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, PLEDGE AND SET OVER unto Trustee, and the successors and assigns of Trustee, all of the following described land, leaseholds and interests in land, estates, easements, rights, improvements, personal property, fixtures, equipment, furniture, furnishings, appliances and appurtenances, including replacements and additions thereto (hereinafter referred to collectively as the “Premises”):

(a)           All of Grantor’s interest and any after-acquired leasehold or fee title in certain real property consisting of approximately 1.9976 acres and located at the McComass Bluff Landfill in Dallas, Texas as more particularly described in Exhibit A attached hereto and by this reference made a part hereof (the “Land”);

(b)           All right, title and interest of Grantor in and to buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to said buildings, structures or improvements, and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Premises, including all extensions, additions, improvements, betterments, renewals and replacements, substitutions, or proceeds from a permitted sale of any of the foregoing, and all building materials and supplies of every kind now or hereafter placed or located on the Land (collectively the “Improvements”), all of which are hereby declared and shall be deemed to be fixtures and accessions to the Land and a part of the Premises as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the indebtedness herein described and to be secured by this Deed of Trust;

(c)           All right, title and interest of Grantor as lessee under that certain Lease to Develop Landfill Gas dated December 12, 1994 (as amended and assigned from time to time, the “Lease”), between the City of Dallas, Texas (the “Lessor”) and the Grantor (as assignee and successor in interest to predecessor lessees), including any after-acquired title or interest of Grantor in the property described in the Lease, which Lease includes the Land or some part thereof;

(d)           All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, minerals, flowers, shrubs, crops, trees, timber and other emblements, to the extent owned by or benefiting Grantor, now or hereafter located on the Land or under or above the same or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Premises or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto and benefiting Grantor, whether now owned or hereafter acquired by them;

(e)           All of Grantor’s rents, issues, profits and revenues of the Premises from time to time accruing (including without limitation all payments under leases, ground leases or tenancies, proceeds of insurance, condemnation payments, tenant security deposits and escrow funds), and all of the estate, right, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor of, in and to the same, reserving only the right to them to collect the same so long as Grantor is not in default hereunder or such collection is not otherwise restricted by this Deed of Trust;

(f)            All rights and options of Grantor in any bankruptcy proceeding to make any elections to remain in possession under the Lease; and, in the event of bankruptcy of Grantor, Grantor shall be deemed in possession, regardless of the presence of other tenants, and all of Grantor’s possessory rights and rights to terminate or reject any leases are hereby encumbered and made a part of the Premises; and

(g)           All furniture, machinery, supplies, construction materials, goods, equipment, fixtures, inventory, accounts, contract rights, permits, chattel paper, documents, instruments and general intangibles (including, without limitation, the right to use all names, logos and other identification) associated with operation of the Premises or used or useful in connection therewith and all books and records in any way related to the Premises.

SUBJECT, HOWEVER, in each case to (i) liens for taxes not then delinquent, (ii) the Loan Agreement, this Deed of Trust, the Lease and the Indenture, (iii) any lien or encumbrance disclosed on the title insurance policy delivered in connection with the issuance of the Bonds; (iv) mineral leases, servitudes or other mineral rights, utility, access and other easements and rights of way, restrictions and exceptions that an authorized officer of the Grantor certifies will not interfere with the operation of or impair the value of the Premises, and (iv) such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as normally exist with respect to property similar in character to the Premises and would not reasonably be expected to materially impair the property affected thereby for the purpose for which it was acquired or is held by the Grantor (collectively, “Permitted Liens”).

TO HAVE AND TO HOLD the Premises and all parts, rights, members and appurtenances thereof, to the use and benefit of Trustee and the successors, successors-in-title and assigns of Trustee, forever; and Grantor covenants that Grantor is lawfully seized and possessed of the Premises pursuant to the Lease as aforesaid and has good right to convey the same, that the same are unencumbered (other than Permitted Liens), and Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever.

But this conveyance is made IN TRUST for the following uses and trusts, and for no other purposes, to-wit:

(a)           To secure the payment of an indebtedness for borrowed money in the principal amount not exceeding FORTY MILLION TWO HUNDRED THOUSAND MILLION DOLLARS ($40,200,000), together with interest thereon, which Beneficiary has advanced as evidenced by the Note, and being finally due and payable on December 1, 2024, pursuant to the terms of the Loan Agreement and the Indenture;

(b)           To secure all sums advanced by Beneficiary to Grantor or expended by Beneficiary for Grantor’s account, including but not limited to advances for taxes and insurance pursuant to the terms of this Deed of Trust, and the faithful performance of all terms and conditions contained herein;

(c)           To secure the payment of all court costs, expenses and costs of whatever kind incident to the collection of any indebtedness secured hereby and the enforcement or protection of the lien of this conveyance, including reasonable attorney’s fees and any amounts paid to prevent termination of the Lease; and

(d)           To secure any amounts expended by Beneficiary in removing, isolating or cleaning up any hazardous materials from the Premises, whether or not such action is required by any “Applicable Environmental Law” (as hereinafter defined).

Should the indebtedness, including, without limitation, the Note, secured by this Deed of Trust (hereinafter referred to collectively as the “Secured Indebtedness”) be paid in full and discharged according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Deed of Trust shall be canceled and released.

GRANTOR HEREBY FURTHER COVENANTS AND AGREES WITH TRUSTEE AND THE BOND TRUSTEE AS FOLLOWS:

ARTICLE I

1.01         Payment of Indebtedness.  Grantor shall pay the indebtedness evidenced by the Note according to the tenor thereof and the remainder of any Secured Indebtedness promptly as the same shall become due.

1.02         Taxes, Liens, Rents and Other Charges.

(a)           Grantor shall pay, on or before the delinquency date thereof, all ground rents, taxes, levies, license fees, permit fees and all other charges required to be paid by Grantor under the Lease and all rents and other payments due under the Lease and shall submit to Bond Trustee such evidence of the due and punctual payment of all such taxes, assessments and other fees and charges as Bond Trustee may reasonably request. Grantor shall have the right before they become delinquent to contest or object to the amount or validity of any such tax, assessment, fee or charge by appropriate legal proceedings but this right shall not be deemed or construed in any way as relieving, modifying or extending Grantor’s covenant to pay any such tax, assessment, fee or charge at the time and in the manner provided herein, unless Grantor has given prior written notice to Bond Trustee of Grantor’s intent to so contest or object, and unless at Bond Trustee’s sole option: (i) Grantor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Bond Trustee; and (ii) Grantor shall have provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings.

(b)           Grantor shall pay, on or before the due date thereof, all taxes, assessments, charges, expenses, costs and fees which may now or hereafter be levied upon, or assessed or charged against, or incurred in connection with, the Note, the Secured Indebtedness, this Deed of Trust or any other instrument now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

(c)           Grantor shall pay, on or before the due date thereof, (i) all premiums on policies of insurance covering, affecting or relating to the Premises, as required pursuant to Section 1.03, below; (ii) all ground rentals, other lease rentals and other sums, if any, owing by Grantor and becoming due under the Lease or any other lease or rental contract affecting the Premises; and (iii) and subject to the terms of the Lease, all utility charges which are incurred by Grantor for the benefit of the Premises, or which may become a charge or lien against the Premises for gas, electricity, water and sewer services and the like furnished to the Premises, and all other public or private assessments or charges of a similar nature affecting the Premises or any portion thereof, whether or not the nonpayment of same may result in a lien thereon. Grantor shall submit to Bond Trustee such evidence of the due and punctual payment of all such premiums, rentals and other sums as Bond Trustee may reasonably require.

(d)           In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds of trust or security agreements, or debts secured thereby or in the manner of collecting such taxes so as to adversely affect Bond Trustee, Grantor will pay any such tax on or before the due date thereof.

If Grantor fails to make such prompt payment or if, in the opinion of Bond Trustee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Grantor from making such payment or would penalize Grantor if Grantor makes such payment, or if, in the opinion of Bond Trustee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Secured Indebtedness and all interest accrued thereon shall, at the option of Bond Trustee, become immediately due and payable.

(e)           Grantor shall not suffer any mechanic’s, materialmen’s, laborer’s, statutory or other lien to be created or remain outstanding against the Premises; provided, however, that Grantor may contest any such lien in good faith by appropriate legal proceedings provided the lien is bonded in such manner as not to adversely affect the Premises or this Deed of Trust. Bond Trustee has not consented and will not consent to the performance of any work or the furnishing of any materials on behalf of Grantor which might be deemed to create a lien or liens superior to the lien hereof.

1.03         Insurance.

(a)           Upon the request of Bond Trustee, Grantor shall procure for, deliver to and maintain for the benefit of Bond Trustee during the term of this Deed of Trust, original paid-up insurance policies of such insurance companies, in such amounts, in form and substance, and with such expiration dates as are acceptable to Bond Trustee and containing non-contributory standard mortgagee clauses, their equivalent, or a satisfactory mortgagee loss payable endorsement in favor of Bond Trustee, providing the following types of insurance covering the Premises and the interest and liabilities incident to the ownership, possession and operation thereof:

(i)            insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and against such other hazards as, under good insurance practices, from time to time are insured against for properties of similar character and location, the amount of which insurance shall be not less than the full replacement cost of the Premises without deduction for depreciation, and which policies of insurance shall contain satisfactory replacement cost endorsements;

(ii)           during the course of any construction or repair of the Premises, to maintain nonreporting builder’s risk insurance with standard waiver of subrogation clauses, and, in the event any portion of the improvements are completed prior to the satisfaction of the Secured Indebtedness, to maintain insurance on all buildings and other improvements on the Premises against damage by fire, windstorm, and other risks normally insured against under so-called “extended coverage,” in companies and amounts satisfactory to Bond Trustee. All policies evidencing such insurance shall have attached thereto standard mortgagee riders making such insurance payable to Bond Trustee as its interest may appear, and all such policies or appropriate certificates, at Bond Trustee’s request, shall be deposited with it;

(iii)          comprehensive public liability insurance on an “occurrence basis” against claims for “personal injury,” including without limitation bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways as reasonably required by Bond Trustee;

(iv)          worker’s compensation insurance (including employer’s liability insurance, if requested by Bond Trustee) for all employees of Grantor engaged on or with respect to the Premises, in such amount as is reasonably satisfactory to Bond Trustee, or, if such limits are established by law, in such amounts;

(v)           business interruption insurance against loss of income arising out of damage or destruction by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, vandalism and malicious mischief and such other hazards as are presently included in so-called “extended coverage,” of twelve (12) months’ anticipated gross income from the Premises; and

(vi)          such other insurance on the Premises or any replacements or substitutions therefor and in such amounts as may from time to time be reasonably required by Bond Trustee against other insurable casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height and type of the improvements, their construction, location, use and occupancy, or any replacements or substitutions therefor.

(b)           All policies of insurance required by the terms of this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of negligence of Grantor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Grantor.

(c)           Bond Trustee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained for its benefit pursuant to this Section 1.03, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Bond Trustee as its interest may appear, instead of to Grantor and Bond Trustee jointly. In the event any insurance company fails to disburse directly and solely to Bond Trustee but disburses instead either solely to Grantor or to Grantor and Bond Trustee jointly, Grantor agrees immediately to endorse and transfer such proceeds to Bond Trustee to the extent of Bond Trustee’s interest therein. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Bond Trustee may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Bond Trustee as Grantor’s agent and attorney-in-fact so to do. After deducting from said insurance proceeds all of its reasonable expenses incurred in the collection and administration of such sums including reasonable attorney’s fees, Bond Trustee shall apply the net insurance proceeds or any part thereof, first, to the extent permitted by the Indenture, the Loan Agreement and the Lease, to the repair and/or restoration of the Premises, and second, if the Grantor is in default under the Loan Agreement or the Lease after expiration of all relevant grace or cure periods, to the payment of the Secured Indebtedness, whether or not due and in whatever order Bond Trustee elects subject to the requirements of the Indenture and the Loan Agreement, and third, if neither of the foregoing options is available for any other purposes or objects for which Bond Trustee is entitled to advance funds under this Deed of Trust, all without affecting the lien and security interest created by this Deed of Trust, and any balance of such monies then remaining shall be paid to Grantor or the person or entity lawfully entitled thereto. Bond Trustee shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

(d)           At least fifteen (15) days prior to the expiration date of each policy maintained pursuant to this Section 1.03, a renewal or replacement thereof satisfactory to Bond Trustee shall be delivered to Bond Trustee. At Bond Trustee’s request, Grantor shall deliver to Bond Trustee receipts evidencing the payment for all such insurance policies and renewals or replacements. The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed of Trust or any other transfer of title to the Premises in extinguishment or partial extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to all insurance policies then in force shall pass to the purchaser or Bond Trustee, and Bond Trustee is hereby irrevocably appointed by Grantor as attorney-in-fact for Grantor to assign any such policy to said purchaser or to Bond Trustee without accounting to Grantor for any unearned premiums thereon.

(e)           All policies of insurance required pursuant to the terms of this Section 1.03, shall be deemed to incorporate by reference a provision that such policies will not be cancelled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Bond Trustee. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Bond Trustee the policies of insurance required by this Section 1.03, Bond Trustee may procure such insurance or single-interest insurance for such risks covering Bond Trustee’s interest, and Grantor will pay all premiums thereon promptly upon demand by Bond Trustee. Until such payment is made by Grantor, the amount of all such premiums, together with interest as hereinafter set forth, shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

(f)            Notwithstanding anything in this Section 1.03 to the contrary, any requirements under this Section 1.03 may be satisfied by delivery to Bond Trustee of the appropriate riders, assurances, endorsements or certificates for any insurance Grantor is required to maintain under the Lease.

1.04         Reserved.

1.05         Condemnation.  If all or any portion of the Premises shall be damaged or taken through condemnation (which term when used in this Deed of Trust shall include any damage or taking by any governmental or quasi governmental authority and any transfer by private sale in lieu thereof), either temporarily or permanently, other than an insubstantial taking for the purpose of widening existing roads bordering the Land which does not adversely affect access or the use of the Land and does not permit Grantor to terminate the Lease, then the entire Secured Indebtedness shall, at the option of Bond Trustee but subject to the applicable provisions of the Lease, Indenture and Loan Agreement, immediately become due and payable. Grantor, immediately upon obtaining knowledge of the institution, or the proposed, contemplated or threatened institution of any action or proceeding for the taking through condemnation of the Premises or any part thereof will notify Bond Trustee, and Bond Trustee is hereby authorized, at its option, to commence, appear in and prosecute, through counsel selected by Bond Trustee, in its own or in Grantor’s name, any action or proceeding relating to any condemnation to which Grantor is a party. Grantor may compromise or settle any claim for compensation but shall not make any compromise or settlement for an award that is less than the Secured Indebtedness without the prior written consent of Bond Trustee. All such compensation, awards, damages, claims, rights of action and proceeds and the right thereto are hereby assigned by Grantor to Bond Trustee, and Bond Trustee is authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittance therefor without any obligation to question the amount of any such compensation, awards or damages. After deducting from said condemnation proceeds all of its expenses incurred in the collection and administration of such sums, including reasonable attorney’s fees, Bond Trustee shall apply the net proceeds as provided in, and subject to the provisions of, Section 1.03(c) hereof.

1.06         Care of Premises.

(a)           Grantor will keep the buildings, parking areas, roads and walkways, landscaping, and all other improvements of any kind now or hereafter erected on the Land or any part thereof in good condition and repair, will not commit or suffer any waste and will not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Premises or any other part thereof or which would or could result in the cancellation of any insurance policy carried with respect to the Premises.

(b)           Grantor will not remove, demolish or alter the structural character of any improvement located on the land without the written consent of Bond Trustee nor make or permit use of the Premises for any purpose other than that for which the same are now used.

(c)           If the Premises or any part thereof is damaged by fire or any other cause, Grantor will give immediate written notice thereof to Bond Trustee.

(d)           Bond Trustee or its representative is hereby authorized to enter upon and inspect the Premises at any time.

(e)           Grantor will promptly comply with all present and future laws, ordinances, rules and regulations of any governmental authority affecting the Premises or any part thereof.

(f)            Subject to the terms of the Lease, if all or any part of the Premises shall be damaged by fire or other casualty, Grantor will promptly restore the Premises to the equivalent of its original condition; and if a part of the Premises shall be damaged through condemnation, Grantor will promptly restore, repair or alter the remaining portions of the Premises in a manner satisfactory to Bond Trustee. Notwithstanding the foregoing, Grantor shall not be obligated so to restore unless in each instance, Bond Trustee agrees to make available to Grantor (pursuant to a procedure satisfactory to Bond Trustee) any net insurance or condemnation proceeds actually received by Bond Trustee hereunder in connection with such casualty loss or condemnation, to the extent such proceeds are required to defray the expense of such restoration or to be used in accordance with the provisions of the Indenture and the Loan Agreement; provided, however, that the insufficiency of any such insurance or condemnation proceeds to defray the entire expense of restoration shall in no way relieve Grantor of its obligation to restore if so required by the terms of the Lease, the Indenture or the Loan Agreement. In the event all or any portion of the Premises shall be damaged or destroyed by fire or other casualty or by condemnation, Grantor shall promptly deposit with Bond Trustee a sum equal to the amount by which the estimated cost of the restoration of the Premises (as determined by Bond Trustee in its good faith judgment) exceeds the actual net insurance or condemnation proceeds with respect to such damages or destruction.

(g)           The provisions of this Section 1.06 shall be subject in all respects to the requirements under the Lease imposed on the Grantor regarding care, maintenance and upkeep of the Premises.

1.07         Leases, Contracts. Etc.

(a)           As additional collateral and further security for the Secured Indebtedness, Grantor does hereby assign to Bond Trustee Grantor’s interest in the Lease and Grantor’s interest to receive all compensation due Grantor under the Shell Gas Sale Agreement, any other Gas Sale Agreements and Project Revenue Generating Agreements (as such terms are defined in the Indenture), and Grantor agrees to execute and deliver to Bond Trustee such additional instruments, in form and substance satisfactory to Bond Trustee, as hereafter may be requested by Bond Trustee further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Bond Trustee to any lease, tenant contract, rental agreement, franchise agreement, management contract, sales contract or other contract, license or permit, or to impose upon Bond Trustee any obligation with respect thereto. Grantor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments, now or hereafter existing, on the part of Grantor to be kept and performed and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by the Lessor to be performed thereunder.

(b)           Grantor shall not execute an assignment of the rents, issues or profits or any part thereof, from the Premises unless Bond Trustee shall first consent to such assignment, which consent shall not be unreasonably withheld, and unless such assignment shall expressly provide that it is subordinate to the assignment contained in this Deed of Trust and any assignment executed pursuant hereto.

(c)           The Grantor shall pay all rent and other charges required under the Lease as and when the same are due and the Grantor shall keep, observe, and perform, or cause to be kept, observed, and performed, all of the other terms, covenants, provisions, and agreements of the Lease on the part of the tenant thereunder to be kept, observed, and performed, and shall not in any manner, cancel, terminate, or surrender, or permit any cancellation, termination, or surrender of the Lease, in whole or in part, or, without the written consent of the Issuer, either orally or in writing, modify, amend, or permit any modification or amendment of any of the terms thereof in any respect, and any attempt on the part of the Grantor to exercise any such right without such written consent of the Issuer shall be null and void ab initio and shall be of no force or effect.

(d)           The Grantor shall do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of the Grantor as tenant under the Lease and to prevent any default under the Lease or any termination, surrender, cancellation, forfeiture, or impairment thereof, and in the event of the failure of the Grantor to make any payment required to be made by the Grantor pursuant to the provisions of the Lease or to keep, observe, or perform, or cause to be kept, observed, or performed, any of the terms, covenants, provisions, or agreements of the Lease, the Grantor agrees that the Issuer may (but shall not be obligated to) take any action on behalf of the Grantor, to make or cause to be kept, observed, or performed any such terms, covenants, provisions, or agreements and to enter upon the Premises and take all such action thereof as may be necessary therefor to the end that the rights of the Grantor in and to the leasehold estate created by the Lease shall be kept unimpaired and free from default, and all money so expended by the Issuer, with interest thereon from the date of each such expenditure, shall be paid by the Grantor to the Issuer promptly upon demand by the Issuer and shall be added to the indebtedness and secured by this Deed of Trust, and the Issuer shall have, in addition to any other remedy thereof, the same rights and remedies in the event of non-payment of any such sum by the Grantor as in the case of a default by the Grantor in the payment of any sums due under the Loan Agreement and/or the Note.

(e)           The Grantor shall enforce the obligations of the Lessor under the Lease to the end that it may enjoy all of the rights granted to it under the Lease; promptly notify the Issuer in writing of any default by the Lessor or by the Grantor in the performance or observance of any of the terms, covenants, or conditions on the part of the Lessor or the Grantor, as the case may be, to be performed or observed under the Lease; promptly advise the Issuer in writing of the occurrences of any of the events of default enumerated in the Lease and of the giving of any notice by the Lessor to the Grantor of any default by the Grantor in performance or observance of any of the terms, covenants, or conditions of the Lease on the part of the Grantor to be performed or observed; and promptly deliver to the Issuer a true and complete copy of each such notice. If, pursuant to the Lease, the Lessor shall deliver to the Issuer a copy of any notice of default given to the Grantor, such notice shall constitute full authority and protection to the Issuer for any action taken or omitted to be taken by the Issuer in good faith in reliance thereon.

(f)            If any action or proceeding shall be instituted to evict the Grantor or to recover possession of the Premises or for any other purpose affecting the Lease or this Deed of Trust, the Grantor shall, immediately upon service thereof on or to the Grantor, deliver to the Issuer a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(g)           No release or forbearance of any of the Grantor’s obligations under the Lease, pursuant to the Lease or otherwise, shall release the Grantor from any of its obligations under this Deed of Trust, including its obligation with respect to the payment of rent as provided for in the Lease and the performance of all of the terms, provisions, covenants, conditions, and agreements contained in the Lease to be kept, performed, and complied with by the tenant therein.

(h)           The Grantor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right or other right conferring a benefit on the Grantor, provided that any such action has no adverse effect or consequence to the Issuer) for which a right to do so is conferred upon the Grantor as tenant under the Lease without the prior written consent of the Issuer. In case of any Event of Default under this Deed of Trust, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration, or amendment of the Lease, all of which have been assigned for collateral purposes to the Issuer, shall vest in and be exercisable solely by the Issuer.

(i)            The Grantor shall give the Issuer prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Lease, if and as required under the Lease. The Issuer shall have the right to intervene and participate in any such proceeding, and the Grantor shall confer with the Issuer to the extent which the Issuer deems necessary for the protection of the Issuer. Upon the written request of the Issuer, the Grantor shall exercise all rights of arbitration conferred upon it, if any, by the Lease. The Grantor shall select an arbitrator who is approved in writing by the Issuer; provided, however, that if at the time any such proceeding shall be commenced, the Grantor shall be in default in the performance or observance of any covenant, condition, or other requirement of the Lease, or of this Deed of Trust, on the part of the Grantor to be performed or observed, the Issuer shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of the Grantor the arbitrator or arbitrators, or appraiser or appraisers, in such proceeding.

(j)            Not more than three hundred sixty (360) and not less than two hundred seventy (270) days before any renewal or extension of the term of the Lease takes effect, the Grantor shall give the Issuer written notice of such renewal or extension.

(k)           Upon the written demand of the Issuer, the Grantor shall exercise any rights under the Lease to extend the term of the Lease beyond the term of this Deed of Trust or to comply with any law affecting the Grantor or the Issuer or which is necessary, in the reasonable judgment of the Issuer, to preserve the value of the security intended to be afforded by this Deed of Trust. The Grantor shall promptly provide evidence of such exercise of such right to the reasonable satisfaction of the Issuer. In the event that the Grantor fails to so exercise any such right or upon the occurrence of an Event of Default, the Grantor hereby agrees and grants to the Issuer all right and authority to exercise such right in the name of the Grantor or in its own name. Nothing contained herein shall affect or limit any rights of the Issuer under the Lease.

1.08         Security Agreement/Assignment.

(a)           Grantor hereby grants to Bond Trustee, as security for the Secured Indebtedness, a security interest in the Premises to the fullest extent that the Premises now or hereafter may be subject to a security interest under the Texas Uniform Commercial Code (the “UCC”). Grantor intends for this Deed of Trust to be a “security agreement” within the meaning of the UCC. Grantor hereby irrevocably authorizes Bond Trustee to prepare, execute and file all initial financing statements, and any restatements, extensions, continuations, renewals or amendments thereof, in such form as Bond Trustee may require to perfect or continue the perfection of this security interest or other statutory liens held by Bond Trustee. Unless prohibited by applicable law, Grantor agrees to pay all reasonable expenses incident to the preparation, execution, filing and/or recording of any of the foregoing. With respect to any of the Premises in which a security interest is not perfected by the filing of a financing statement, Grantor consents and agrees to undertake, and to cooperate fully with Bond Trustee, to perfect the security interest hereby granted to Bond Trustee in the Premises. Without limiting the foregoing, if and to the extent any of the Premises is held by a bailee for the benefit of Grantor, Grantor shall promptly notify Bond Trustee thereof and, if required by Bond Trustee, promptly obtain an acknowledgment from such bailee that is satisfactory to Bond Trustee and confirms that such bailee holds the Premises for the benefit of Bond Trustee as secured party and shall only act upon instructions from Bond Trustee with respect to the Premises.

(b)           THIS INSTRUMENT IS A PRESENT ASSIGNMENT OF THE GRANTOR’S RIGHTS IN ANY LEASES AND THE RENTS ASSOCIATED THEREWITH. The Grantor hereby appoints the Issuer or its assignee as the Grantor’s irrevocable attorney in fact to appear in any action and/or to collect all rents and any award made to the Grantor in any court proceeding involving any tenant under any lease in bankruptcy, insolvency or reorganization proceedings in any state or federal court, and any and all payments made by any tenant under any lease in lieu of rent; provided, however, that so long as no Event of Default (hereinafter defined) or event which with the lapse of time or the giving of notice, or both, would constitute such an Event of Default, has occurred and is continuing, the Grantor shall have a license to collect the rents and to use and enjoy the same (subject to the terms of the Indenture), but such license to collect the rents shall not operate or permit the collection by the Grantor of any installment of rent in advance of the date prescribed in the applicable lease or leases for the payment thereof.

(c)           The provisions hereunder shall not in any way impair or diminish any obligation of the Grantor under the Loan Agreement and the Note, nor shall any of such obligations be imposed on the Bond Trustee or the Issuer. Upon payment of the Note and of all other sums required to be paid under the Loan Agreement, the Note and this Deed of Trust and the performance and observance of the provisions thereof, the assignment of leases hereunder shall cease and terminate and all of the right, title, interest, claim and demand of the Issuer in such leases shall revert to the Grantor or to such other person as may be legally entitled thereto, and the Issuer shall at the request of the Grantor or any such person deliver to the Grantor or any such person an instrument, in recordable form if requested, canceling and discharging such assignment.

(d)           The Grantor represents and warrants that it has full right and title to assign any leases and the rents and other payments due and to become due thereunder, that no other assignment of any interest therein has been made.

(e)           The Grantor agrees that the assignment of any leases is irrevocable and that the Grantor will not, while such assignment is in effect, take any action which is inconsistent with such assignment, or make or suffer to be made any other assignment, designation or direction of the subject matter of the assignment made in this section, and that any such assignment shall be void and of no effect as against the Issuer. The Grantor will from time to time, upon request of the Issuer, execute all instruments of further assurance of the assignment made in this section as the Issuer may request.

1.09         Further Assurances: After-Acquired Property.  At any time, and from time to time, upon request by Bond Trustee, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Bond Trustee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be rerecorded and/or reified at such time and in such offices and places as shall be deemed desirable by Bond Trustee, any and all such other and further deeds of trusts, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Bond Trustee, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (a) the obligations of Grantor under the Note, the Loan Agreement, and under this Deed of Trust, and (b) the security interest created by this Deed of Trust as a first and prior security interest upon and security title in and to all of the Premises, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor so to do, Bond Trustee may make, execute, record, file, rerecord and/or refile any and all such deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Bond Trustee the agent and attorney-in-fact of Grantor so to do. The security title of this Deed of Trust will automatically attach, without further act, to all after-acquired property attached to and/or used in the operation of the Premises or any part thereof.

1.10         Indemnity: Expenses.  Grantor will pay or reimburse Trustee and Bond Trustee, upon demand therefor, for all reasonable attorney’s fees, costs and expenses incurred by Trustee and/or Bond Trustee in any suit, action, legal proceeding or dispute of any kind in which Trustee and/or Bond Trustee is made a party or appears as party plaintiff or defendant, affecting the Secured Indebtedness, this Deed of Trust or the interest created herein, the Lease or the Premises, including, but not limited to, the exercise of the power of sale contained in this Deed of Trust, any condemnation action involving the Premises or any action to protect the security hereof, and any such amounts paid by Trustee and/or Bond Trustee shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust. Grantor will indemnify and hold Trustee and Bond Trustee harmless from and against all claims, damages, and expenses, including attorney’s fees and court costs, resulting from any action by a third party against Trustee or Bond Trustee relating to this Deed of Trust or the interest created herein, or the Premises, including, but not limited to, any action or proceeding claiming loss, damage or injury to person or property, or any action or proceeding claiming a violation of any national, state or local law, rule or regulation, including those relating to environmental standards or dangerous or hazardous wastes, provided Grantor shall not be required to indemnify Trustee or Bond Trustee for matters directly caused by Trustee’s or Bond Trustee’s gross negligence or willful misconduct.

1.11         Estoppel Affidavits.  Either Bond Trustee or Grantor, upon thirty (30) days prior written notice, shall furnish the other a written statement, duly acknowledged, based upon its records, setting forth the unpaid principal of, and interest on, the Secured Indebtedness, stating whether or not to its knowledge any off-sets or defenses exist against the Secured Indebtedness, or any portion thereof, and, if such off-sets or defenses exist, stating in detail the specific facts relating to each such off-set or defense.

1.12         Subrogation.  To the full extent of the Secured Indebtedness, Bond Trustee is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Premises which is paid or satisfied, in whole or in part, out of the proceeds of the Secured Indebtedness and the respective liens claims, demands and other encumbrances shall be, and each of them is hereby preserved and shall pass to and be held by Bond Trustee as additional collateral and further security for the Secured Indebtedness, to the same extent they would have been preserved and would have been passed to and held by Bond Trustee had they been duly and legally assigned, transferred, set over and delivered unto Bond Trustee by assignment, notwithstanding the fact that the same may be satisfied and canceled of record.

1.13         Books, Records, Accounts and Annual Reports.  Grantor shall keep and maintain or shall cause to be kept and maintained, at Grantor’s cost and expense, and in accordance with standard accounting principles, and Grantor grants Bond Trustee a security interest in books, records and accounts reflecting all items of income and expense in connection with any services, equipment or furnishings provided in connection with the operation of the Premises. Bond Trustee, by Bond Trustee’s agents, accountants and attorneys, shall have the right from time to time to examine such books, records and accounts at the office of Grantor or such other person or entity maintaining such books, records and accounts, to make such copies or extracts thereof as Bond Trustee shall desire, and to discuss Grantor’s affairs, finances and accounts with Grantor and with the officers and principals of Grantor, at such reasonable times as may be requested by Bond Trustee.

1.14         Limit of Validity. If from any circumstances whatsoever, fulfillment of any provision of this Deed of Trust or of the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed of Trust or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Section 1.14 shall control every other provision of this Deed of Trust and of the Note.

1.15         Legal Actions.  In the event that Trustee and/or Bond Trustee is made a party, either voluntarily or involuntarily, in any action or proceeding affecting the Premises, the Note, the Secured Indebtedness or the validity or priority of this Deed of Trust (but excluding any action or proceeding involving a dispute solely between Bond Trustee and a participating lender, if any), Grantor shall immediately, upon demand, reimburse Trustee and/or Bond Trustee for all costs, expenses and liabilities incurred by Trustee and/or Bond Trustee by reason of any such action or proceeding, including reasonable attorney’s fees, and any such amounts paid by Trustee and/or Bond Trustee shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

1.16         Use and Management of Premises.  Grantor shall at all times operate the Premises in the manner prescribed in the Lease.

1.17         Conveyance of Premises.  Grantor shall not directly or indirectly encumber (by lien, junior mortgage, or otherwise), pledge, convey, transfer or assign any or all of its interest in the Premises without the prior written consent of Bond Trustee. Bond Trustee’s consent to such a transfer, if given in Bond Trustee’s sole discretion, shall not release or alter in any manner the liability of Grantor or anyone who has assumed or guaranteed the payment of the Secured Indebtedness or any portion thereof. At the option of Bond Trustee the Secured Indebtedness shall be immediately due and payable in the event that Grantor conveys all or any portion of the Premises or any interest therein, or in the event that Grantor’s equitable title thereto or interest therein shall be assigned, transferred or conveyed in any manner, without obtaining Bond Trustee’s prior written consent thereto, and any waiver or consent for any prior transfer shall not preclude Bond Trustee from declaring the Secured Indebtedness due and payable for any subsequent transfer. A change in control of Grantor shall constitute a transfer in violation of this restriction.

1.18         Compliance with Applicable Environmental Law.  The term “Applicable Environmental Law” shall be defined as any statutory law or case law pertaining to health or the environment, or petroleum products, or oil, or hazardous substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980

(“CERCLA”) as codified at 42 U.S.C. § 9601 et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, as codified at 42 U.S.C. § 6901 et seq.; and the Superfund Amendments and Reauthorization Act of 1986, as codified at 42 U.S.C. § 9671, et seq.; the terms “hazardous substance” and “release” shall have the meanings specified in CERCLA; provided, in the event CERCLA is amended to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, to the extent that the laws of the State of Texas establish a meaning for “hazardous substance” or “release” which is broader than that specified in CERCLA, such broader meaning shall apply. The Grantor represents and warrants to the Bond Trustee that, to the best of its knowledge, the Premises and the Grantor are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises; that, to the best of its knowledge, the Grantor has taken all steps necessary to determine and has determined that no petroleum products, oil, hazardous substances, or solid wastes have been disposed of or otherwise released on the Premises subject to certain exceptions (if any) as identified on Schedule 1.18 attached hereto; and that, to the best of its knowledge, the use which the Grantor has made, makes or intends to make of the Premises will not result in the location on or disposal or other release of any petroleum products, oil, hazardous substances or solid waste on or to the Premises. As between the Grantor and the Bond Trustee, the Grantor hereby agrees to pay any fines, charges, fees, expenses, damages, losses, liabilities, or response costs arising from or pertaining to the application of any such Applicable Environmental Law to the Premises and to indemnify and forever save the Trustee and the Bond Trustee harmless from any and all judgments, fines, charges, fees, expenses, damages, losses, liabilities, response costs, or attorneys’ fees and expenses arising from the application of any such Applicable Environmental Law to the Premises or the Bond Trustee; and this indemnity shall survive any payment of the Note or foreclosure of this Deed of Trust or the taking by the Bond Trustee of a deed in lieu of foreclosure. The Grantor agrees to notify the Bond Trustee in the event that any governmental agency or other entity notifies the Grantor that it may not be in compliance with any Applicable Environmental Laws. Subject to the terms of the Lease, the Grantor agrees to permit the Bond Trustee to have access to the Premises at all reasonable times in order to conduct, at the Bond Trustee’s expense, any tests which the Bond Trustee deems are necessary to ensure that the Grantor and the Premises are in compliance with all Applicable Environmental Laws.

ARTICLE II

2.01         Events of Default.  The terms “default,” “Event of Default” or “Events of Default,” wherever used in this Deed of Trust, shall mean any one or more of the following events:

(a)           Failure by Grantor to pay any portion of the Secured Indebtedness as and when the same comes due, which failure is not cured within five (5) days after written notice thereof; or

(b)           Failure of the Grantor to observe and perform any covenant, condition or agreement on its part required to be observed or performed by this Deed of Trust other than as provided in (a), which continues for a period of sixty (60) days after written notice delivered by the Bond Trustee to the Company which notice shall specify such failure and request that it be remedied, unless the Trustee shall agree in writing to an extension of such time; provided, however, that such period shall be extended if either corrective action is instituted within such period and diligently pursued until the default is corrected or if the failure stated in the notice cannot be corrected within such period, the Bond Trustee will not unreasonably withhold their consent to an extension of such time if corrective action is instituted within such period and diligently pursued until the default is corrected; or

(c)           The occurrence of a default, Loan Default Event or Event of Default under the Note, the Loan Agreement or any instrument or agreement now or hereafter evidencing or securing the Note or the Secured Indebtedness, after allowing for the expiration of all applicable grace periods; or

(d)           Any representation, statement or warranty of Grantor contained in this Deed of Trust, the Loan Agreement, or in any other instrument, document, transfer, conveyance, assignment or loan agreement given by Grantor with respect to the Secured Indebtedness, proving to be untrue or misleading in any material respect, whether or not the falsity of such representation, statement or warranty was known to Grantor at the time of the making thereof, and whether or not such representation, statement or warranty was limited to the best knowledge or belief of Grantor; or

(e)           The Premises are subjected to actual or threatened waste by Grantor, or any part thereof is removed, demolished or altered without the prior written consent of Bond Trustee; or

(f)            Any material adverse claim relating to the Land or the Premises, by title, lien or otherwise is established in any legal or equitable proceeding; or

(g)           Unless the written consent of Bond Trustee is first obtained (which consent may be withheld in Bond Trustee’s sole discretion) there occurs any transfer of the Premises, or any interest therein; or

(h)           A default occurs under the Lease and continues beyond any cure period thereunder or the Lessor or any sublessor thereunder commences any action to terminate the Lease or to evict Grantor from the Premises and such action or eviction is uncontested.

Provided that with respect to any of the foregoing, such Event of Default will be deemed to have occurred upon the occurrence of such event without notice being required if Bond Trustee is prevented from giving notice by bankruptcy or other applicable law.

2.02         Acceleration of Maturity.  If an Event of Default shall have occurred, then the entire Secured Indebtedness shall, at the option of Bond Trustee, immediately become due and payable without notice or demand, time being of the essence of this Deed of Trust, and no omission on the part of Bond Trustee to exercise such option when entitled to do so shall be construed as a waiver of such right.

2.03         Right to Enter and Take Possession.

(a)           If an Event of Default shall have occurred, Grantor, upon demand of Bond Trustee, shall forthwith surrender to Bond Trustee the actual possession of the Premises and, if and to the extent permitted by law, Bond Trustee itself, or by such officers or agents as it may appoint, may enter and take possession of all or any part of the Premises without the appointment of a receiver or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and take possession of the books, papers and accounts of Grantor.

(b)           If Grantor shall for any reason fail to surrender or deliver the Premises or any part thereof after such demand by Bond Trustee, Bond Trustee may obtain a judgment or decree conferring upon Bond Trustee the right to immediate possession or requiring Grantor to deliver immediate possession of the Premises to Bond Trustee. Grantor will pay to Bond Trustee, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Bond Trustee, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Secured Indebtedness and shall be secured by this Deed of Trust.

(c)           Upon every such entering upon or taking of possession, Bond Trustee may hold, store, use, operate, manage and control the Premises and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Premises insured; (iii) manage and operate the Premises and exercise all of the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Bond Trustee, all as Bond Trustee from time to time may determine to be in its best interest. Bond Trustee may collect and receive all the rents, issues, profits and revenues from the Premises, including those past due as well as those accruing thereafter, and, after deducting (A) all expenses of taking, holding, managing and operating the Premises (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (C) the cost of such insurance; (D) such rent, taxes, assessments and other similar charges as Bond Trustee may at its option pay; (E) other proper charges upon the Premises or any part thereof or under the Lease; and (F) the reasonable compensation, expenses and disbursements of the attorneys and agents of Bond Trustee, Bond Trustee shall apply the remainder of the monies and proceeds so received by Bond Trustee, to pay all of the Secured Indebtedness and the Grantor’s obligations under the Loan Agreement and this Deed of Trust. Anything in this Section 2.03 to the contrary notwithstanding, Bond Trustee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of any exercise by Bond Trustee of its rights under this Deed of Trust, and Bond Trustee shall be liable to account only for the rents, incomes, issues and profits actually received by Bond Trustee.

(d)                                 Whenever all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed of Trust shall have been paid and all Events of Default shall have been cured, Bond Trustee shall surrender possession of the Premises to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

2.04                           Performance by Bond Trustee.  If Grantor shall default in the payment, performance or observance of any term, covenant or condition of this Deed of Trust, Bond Trustee may, at its option, pay, perform or observe the same, and all reasonable payments made or reasonable costs or expenses incurred by Bond Trustee in connection therewith, with interest thereon at the then-current rate of the Bonds or at the maximum rate from time to time allowed by applicable law, whichever is less, shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Bond Trustee. Bond Trustee shall be the sole judge of the necessity for any such actions and of the reasonableness of the amounts to be paid. Bond Trustee is hereby empowered to enter and to authorize others to enter upon the Premises or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor. Notwithstanding anything to the contrary herein, Bond Trustee shall have no obligation, explicit or implied to pay, perform, or observe any term, covenant, or condition.

2.05                           Receiver.  If any Event of Default shall have occurred, Bond Trustee, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the occupancy or value of any security for the Secured Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Premises, to exercise all rights of lessee under the Lease and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Land is situated. Grantor will pay unto Bond Trustee upon demand all expenses, including receiver’s fees, reasonable attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of this Section 2.05, and any such amounts paid by Grantor shall be added to the Secured Indebtedness and shall be secured by this Deed of Trust.

2.06                           Enforcement.

(a)                                  If an Event of Default shall have occurred, then at the option of Bond Trustee this Deed of Trust may be foreclosed in any manner now provided by Texas law, and the Trustee, or the agent or successor of Trustee, at the request of Bond Trustee, may sell the Premises or any part of the Premises at one or more public sales at the courthouse of the county in which the Land or any part of the Land is situated and otherwise at such place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust.  At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Premises or any part of the Premises. Bond Trustee shall have the right to enforce any of its remedies set forth herein without notice to Grantor, except for such notice as may be required by law. In the event of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Premises may be sold as an entirety or in separate parcels and in such manner or order as Bond Trustee in its sole discretion may elect, and if Bond Trustee so elects, Trustee or Bond Trustee may sell the personal property covered by this Deed of Trust at one or more separate sales in any manner permitted by the Uniform Commercial Code of the state in which the Land is located, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Premises are sold or the Secured Indebtedness is paid in full. If the Secured Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Bond Trustee at its option may exhaust the remedies granted under any of said security instruments or this Deed of Trust either concurrently or independently, and in such order as Bond Trustee may determine.

Said sale may be adjourned by the Trustee, or his agent or successors, and reset at a later date without additional publication; provided that an announcement to that effect be made at the scheduled place of sale at the time and on the date the sale is originally set. Any sale or sales may be made by an agent acting for the Trustee and his appointment need not be in writing.

(b)                                 In the event of any sale of the Premises as authorized by this Section 2.06, all prerequisites of such sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the non-payment of the Secured Indebtedness or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie  evidence that the facts so stated or recited are true.

(c)                                  If an Event of Default shall have occurred, Bond Trustee may, in addition to and not in abrogation of the rights covered under subparagraph (a) of this Section 2.06, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy to pursue any other remedy available to it, all as Bond Trustee in its sole discretion shall elect.

2.07                           Purchase by Bond Trustee.  Upon any foreclosure sale or sale of all or any portion of the Premises under the power herein granted, Bond Trustee may bid for and purchase the Premises and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price.

2.08                           Application of Proceeds of Sale.  In the event of a foreclosure or other sale of all or any portion of the Premises, the proceeds of said sale shall be applied, first, to the expenses of such sale and of all proceedings in connection therewith, including reasonable fees of the attorney and trustee (and attorney and trustee fees and expenses shall become absolutely due and payable whenever foreclosure is commenced); then to rent, insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Bond Trustee, and interest thereon; then to payment of the Secured Indebtedness and accrued interest thereon, in such order of priority as Bond Trustee shall determine, in its sole discretion; and finally the remainder, if any, shall be paid to Grantor, or to the person or entity lawfully entitled thereto.

2.09                           Grantor as Tenant Holding Over.  In the event of any such foreclosure sale or sale under the powers herein granted, Grantor (if Grantor shall remain in possession) shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

2.10                           Waiver of Appraisement, Valuation, Etc.  Grantor agrees, to the full extent permitted by law, that in case of a default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the absolute sale of the Premises, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets subject to the security interest of this Deed of Trust marshaled upon any foreclosure or sale under the power herein granted.

2.11                           Waiver of Homestead.  Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Secured Indebtedness, or any part thereof.

2.12                           Leases.  Bond Trustee, at its option, is authorized to foreclose this Deed of Trust subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceeding instituted by Bond Trustee to collect the sums secured hereby.

2.13                           Discontinuance of Proceedings.  In case Bond Trustee shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Bond Trustee, then in every such case, Grantor, Trustee and Bond Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Bond Trustee shall continue as if no such proceedings had occurred.

2.14                           Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Bond Trustee by this Deed of Trust is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law, in equity or by statute.

2.15                           Waiver.

(a)                                  No delay or omission by Bond Trustee or by any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein, and every right, power and remedy given by this Deed of Trust to Bond Trustee may be exercised from time to time and as often as may be deemed expedient by Bond Trustee. No consent or waiver expressed or implied by Bond Trustee to or of any breach or default by Grantor in the performance of the obligations of Grantor hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Bond Trustee to complain of any act or failure to act or failure to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Bond Trustee of its rights hereunder or impair any rights, powers or remedies of Bond Trustee hereunder.

(b)                                 No act or omission by Trustee or Bond Trustee shall release, discharge, modify, change or otherwise affect the original liability under the Note or this Deed of Trust or any other obligation of Grantor or any subsequent purchaser of the Premises or any part thereof, or any maker, co-signer, endorser, surety or guarantor, nor preclude Trustee and/or Bond Trustee from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then existing or of any subsequent default, nor alter the lien of this Deed of Trust, except as expressly provided in an instrument or instruments executed by Bond Trustee, including the Indenture and the Loan Agreement. Without limiting the generality of the foregoing, Bond Trustee may (i) grant forbearance or an extension of time for the payment of all or any portion of the Secured Indebtedness; (ii) take other or additional security for the payment of any of the Secured Indebtedness; (iii) waive or fail to exercise any right granted herein or in the Note; (iv) release any part of the Premises from the security interest or lien of this Deed of Trust or otherwise change any of the terms, covenants, conditions or agreements of the Note or this Deed of Trust; (v) consent to the filing of any map, plat or replat affecting the Premises; (vi) consent to the granting of any easement or other right affecting the Premises; (vii) make or consent to any agreement subordinating the security title or lien hereof, or (viii) take or omit to take any action whatsoever with respect to the Note, this Deed of Trust, the Premises or any document or instrument evidencing, securing or in any way related to the Secured Indebtedness, all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Bond Trustee from exercising any such right, power or privilege or affecting the lien of this Deed of Trust. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Premises, Bond Trustee, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Premises or the Secured Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

2.16                           Suits to Protect the Premises.  Bond Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Premises by any acts which may be unlawful or constitute a default under this Deed of Trust; (b) to preserve or protect its interest in the Premises, the Lease and in the rents, issues, profits and revenues arising therefrom; and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would materially impair the security hereunder or be prejudicial to the interest of Bond Trustee.

2.17                           Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Bond Trustee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Bond Trustee allowed in such proceedings for the entire amount due and payable by Grantor under this Deed of Trust at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

ARTICLE III

3.01                           Successors and Assigns: Successor Trustee.  This Deed of Trust shall inure to the benefit of and be binding upon Grantor, Trustee and Bond Trustee and their respective heirs, executors, legal representatives, successors, successors-in-title, and assigns. Whenever a reference is made in this Deed of Trust to “Grantor,” “Trustee” or “Bond Trustee,” such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors, successors-in-title and assigns of Grantor, Trustee or Bond Trustee, as the case may be, but shall not imply any permission to make or permit any transfer which is otherwise prohibited. In the event of the death, dissolution, absence, inability or refusal to act of Trustee, or for any other reason, Bond Trustee at any time and from time to time shall have the right to name and appoint, by instrument in writing recorded in the appropriate records in the office(s) in which this Deed of Trust is recorded, a successor or any number of successors to execute this trust, who shall be vested with all of the right, title, estate, powers, privileges and duties of the above named Trustee without the necessity of any conveyance from the above named Trustee or any successor.

3.02                           Terminology.  All personal pronouns used in this Deed of Trust, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Deed of Trust, and all references herein to Articles, Sections or subparagraphs shall refer to the corresponding Articles, Sections or subparagraphs of this Deed of Trust unless specific reference is made to Articles, Sections or subparagraphs of another document or instrument.

3.03                           Severability; Complete Agreement.  If any provisions of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Deed of Trust, the Note and the instruments executed in connection herewith constitute the full and complete agreement of the parties and supersede all prior negotiations, correspondence, and memoranda relating to the subject matter hereof, and this Deed of Trust may not be amended except by a writing signed by the parties hereto.

3.04                           Applicable Law. This Deed of Trust, the Note, the Loan Agreement and all other documents evidencing or securing the Secured Indebtedness, and the rights and obligations of the parties thereto, shall be construed and interpreted in accordance with the laws of the State of Texas.

3.05                           Notices.  All notices provided for herein, or in the Note, or in any other instrument or document evidencing or securing the Loan, or required by applicable law, shall be given personally, by mail, or by Federal Express or other similar national overnight courier, and addressed to the appropriate party at the address designated for such party in the heading of this Deed of Trust, or such other single address as the party who is to receive such notice may designate in writing. Notice by mail shall be by registered or certified mail. All fees or expenses of mail or overnight courier shall be paid by the sender. Notice shall be deemed received at the earlier of the time actually received or three days following the time deposited when sent by mail and one day when sent by overnight courier in the manner aforesaid. Actual receipt of notice shall not be required to effect notice hereunder.

3.06                           Replacement of Note.  Upon receipt of evidence reasonably satisfactory to Grantor of the loss, theft, destruction or mutilation of the Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Grantor or, in the case of any such mutilation, upon surrender and cancellation of the Note, Grantor at Bond Trustee’s expense will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to such Note and dated as of the date of such Note, and upon such execution and delivery all references in this Deed of Trust to the Note shall be deemed to refer to such replacement note.

3.07                           [Reserved].

3.08                           Assignment by Bond Trustee.  This Deed of Trust is assignable by Bond Trustee and any assignment hereof by Bond Trustee shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Bond Trustee.

3.09                           Time of the Essence.  Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Deed of Trust, the Note and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Secured Indebtedness.

3.10                           Release.  Provided that no Event of Default then exists, Bond Trustee agrees to release this Deed of Trust upon payment in full by Grantor of all obligations on its part under the Loan Agreement, the Note and this Deed of Trust.

3.11                           Future Advances.  Upon request of Grantor, Bond Trustee, at Bond Trustee’s option so long as this Deed of Trust secures indebtedness held by Bond Trustee, may make future advances to Grantor. Such future advances, with interest thereon, shall be secured hereby if made under the terms of this Deed of Trust, the Note, the Loan Agreement and the Indenture, or if made pursuant to any other promissory note, instrument or agreement stating that sums advanced thereunder are secured hereby.

3.12                           Capitalized Terms.  Any capitalized term used but not defined herein shall have the meaning given such term by the Indenture.

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed under seal by its duly authorized principal officer as of the day and year first above written.

DALLAS CLEAN ENERGY
MCCOMMAS BLUFF, LLC

By:	/S/ Harrison S. Clay
Name:	Harrison S. Clay
Title:	Manager

STATE OF CALIFORNIA

COUNTY OF ORANGE

On this 10th day of March, 2011, before me, Lisa M. Broman, Notary Public, personally appeared Harrison S. Clay, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as a Manager of Dallas Clean Energy McCommas Bluff, LLC, a Delaware limited liability company, on behalf of such limited liability company.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

/S/ Lisa M. Broman
Lisa M. Broman, Notary Public

(Seal)

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

PROCESSING SITE

Being a tract of land situated in the Levi Dixon League, Abstract No. 380, Dallas County, Texas, and being in City Block No. 8003, and being part of a tract of land conveyed to City of Dallas by Deed recorded in Volume 80111, Page 2361, Deed Records, Dallas County, Texas, and being more particularly described as follows:

COMMENCING at an “X” found at the intersection of the center of Simpson Stuart Road (60 foot right of way) and in the center of Southern Pacific Railroad (200 foot right of way);

THENCE South 26 degrees 42 minutes 00 seconds East along the centerline of said railroad, a distance of 2,706.45 feet to a point for corner;

THENCE North 63 degrees 18 minutes 00 seconds East, a distance of 199.39 feet to a 1/2 inch iron rod set with yellow cap stamped DCA Inc. for corner, said corner being the POINT OF BEGINNING;

THENCE North 63 degrees 15 minutes 44 seconds East, a distance of 218.94 feet to a 1/2 inch iron rod set with yellow cap stamped DCA Inc. for corner;

THENCE South 26 degrees 46 minutes 21 seconds East, a distance of 397.23 feet to a 1/2 inch iron rod set with yellow cap stamped DCA Inc. for corner;

THENCE South 63 degrees 23 minutes 59 seconds West, a distance of 218.56 feet to a 1/2 inch iron rod set with yellow cap stamped DCA Inc. for corner;

THENCE North 26 degrees 49 minutes 36 seconds West, a distance of 396.70 feet to the POINT OF BEGINNING and containing 86,835.58 square feet or 1.9935 acres of land.